Report of Independent Accountants


To the Board of Directors and Stockholder of Residential Funding Corporation

We have examined management's assertion about Residential Funding Corporation's (the "Company") compliance with the minimum servicing standards in their role as Master Servicer as of and for the year ended December 31, 2000, included in the accompanying management assertion. Such assertions were examined relating to those mortgage loans included in the listing of mortgage loans and series of certificates included in the attached Exhibit 1. Our testing procedures were applied only to the series of certificates serviced on or before September 30, 2000. Direct servicing functions are performed by various subservicers. Management is responsible for the Company's compliance with those minimum servicing standards. Our responsibility is to express an opinion on management's assertion about the entity's compliance based on our examination.

Our examination was made in accordance with standards established by the American Institute of Certified Public Accountants and, accordingly, included examining, on a test basis, evidence about the Company's compliance with their minimum servicing standards and performing such other procedures as we considered necessary in the circumstances. Loans and series of certificates subject to such procedures were selected using sampling methods, and accordingly, we make no representation that our examination procedures were performed on a specific loan or series of certificates as listed in the attached
Exhibit 1. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Company's compliance with the standards.

In our opinion, management's assertion that the Company complied with the aforementioned standards as of and for the year ended December 31, 2000 is fairly stated, in all material respects.


/s/ PricewaterhouseCoopers LLP


February 28, 2001
Minneapolis, MN

                  Management's Assertion Concerning Compliance
              with Residential Funding Corporation's Minimum Servicing Standards


February 28, 2001



PricewaterhouseCoopers LLP
650 South Third Street
Suite 1300
Minneapolis, MN 55402


As of and for the year ended December 31, 2000, Residential Funding Corporation ("RFC") has complied in all material respects with our minimum servicing standards set forth below for those loans serviced for others under master servicing arrangements. Direct servicing functions are performed by various subservicers.

Our minimum standards are:

I.   CUSTODIAL BANK ACCOUNTS

A. Reconciliations shall be prepared on a monthly basis for all custodial bank accounts and related bank clearing accounts. These reconciliations shall:

     1)   Be mathematically accurate.

     2)   Be prepared within thirty (30) calendar days after the cutoff date.

     3) Be reviewed and approved by someone other than the person who prepared the reconciliation, and document explanation for reconciling items.

     4) These reconciling items shall be resolved within ninety (90) calendar days of their original identification.

B. Each custodial and escrow account as maintained by the master servicer and subservicer shall be maintained in an eligible account in trust for the applicable certificateholders as prescribed by applicable pooling and servicing agreements.

C. Funds shall be advanced by the master servicer or the subservicer, as required by applicable pooling and servicing agreements in accordance with the amortization schedule of each mortgage loan, or for overdrafts in the mortgagers escrow accounts.



II.  SUBSERVICER REMITTANCES

A. Remittances for mortgage payments and payoffs received from subservicers shall be deposited into the applicable investor custodial bank account within one business day of receipt.

B. Remittances from subservicers shall be reconciled to applicable mortgager records during the appropriate accounting cycle.

C. Reconciliations shall be performed monthly for each subservicer remittance. These reconcilations shall:

     1)   Be mathematically accurate.

     2)   Be prepared within thirty (30) calendar days after the cutoff date.



III. DISBURSEMENTS

A. Disbursements to investors shall be made in accordance with the applicable pooling and servicing agreements and/or the prospectus indicating how cash flows are to be allocated.

B. Amounts remitted to investors per our investor reports shall agree with the custodial bank statements.

C.   Only  permitted  withdrawals  per  the  applicable  pooling  and  servicing
     agreements    shall   be   made   from   the    custodial    accounts   for
     certificateholders.

D. Disbursements of investor funds from custodial accounts via wire transfer shall be made only by autorized personnel.



IV.  INVESTOR ACCOUNTING AND REPORTING

     Statements to the certificateholders shall be made with each monthly distribution in accotrdnace with applicable pooling and servicing agreements detailing the applicable distribution activity and effect on the unpaid principal balance of the mortgage loans.



V.   MORTGAGOR LOAN ACCOUNTING

A. Uniform Single Attestation Program reports from external subservicers will be obtained and reviewed to provide a basis in meeting our minimum servicing standards.

B. Mortgage loan records shall agree with, or reconcile to, the mortgage loan records maintained by the subservicer with respect to unpaid principal balance on a monthly basis.


VI.  DELIQUENCIES

     Reports from subservicers identifying delinquent loans shall be received and reviewed monthly. Reports shall be made with each distribution to certificateholders as to the number and aggregate principal balances of delinquent mortgage loans, based on the most recent reports furnished by the subservicers.


VII. INSURANCE POLICIES

     As of and for this same period, RFC had in effect a fidelity bond in the amount $150,000,000 and a mortgage impairment/mortgagees errors and omissions and professional liability insurance policy in the amount of $100,000,000.




/s/ Bruce Paradis
Managing Director/President

/s/ Davee Olson
Managing Director/Chief Financial Officer

/s/ Chris Gilson
Managing Director

Residential Funding Corporation
Serviced Series with Initial Cutoff Date Prior to September 30, 2000
December 31, 2000                                             Exhibit I

1986 Series

1986-NYCF A
1986-NYCF C

1987 Series

1987-NYCF A
1987-NYCF C
1987-U10
1987-U15
1987-U18
1987-U5
1987-U7
1987-U9
1987-WH-1A-C

1988 Series

1988-NYCF A-C
1988-U1
1988-U10
1988-U2
1988-U3
1988-U4
1988-U8
1988-U9

1989 Series

1989-S1
1989-SW1A
1989-SW1B
1989-SW2
1989-WH1


1990 Series

1990-NYCF A-C
1990-3A
1990-3B
1990-C1A-K
1990-S14
1990-SW2A-B
1990-WH2




1991 Series

1991-21A-B
1991-25A
1991-4
1991-MS1
1991-MS2
1991-MS3A
1991-MS3B
1991-R14
1991-R9
1991-SW1-A-C
1991-SW5B

1992 Series

1992-2
1992-4
1992-5
1992-D
1992-J1
1992-J10
1992-J9
1992-S11
1992-S16
1992-S18
1992-S2
1992-S20
1992-S21
1992-S22
1992-S24
1992-S27
1992-S28
1992-S30
1992-S31
1992-S32
1992-S33
1992-S34
1992-S35
1992-S36
1992-S37
1992-S38
1992-S39
1992-S41
1992-S43
1992-S44
1992-S6
1992-S9
1992-SW1A-C
1992-WH8

1993 Series

1993-1
1993-6
1993-J2
1993-J3
1993-J6
1993-MZ1
1993-MZ2
1993-MZ3
1993-PC12
1993-PC3
1993-PC6
1993-PC7
1993-PC9D
1993-PC9F
1993-PC9G
1993-PC9H
1993-PC9I
1993-PC9J
1993-S10
1993-S11
1993-S12
1993-S13
1993-S14
1993-S15
1993-S16
1993-S17
1993-S18
1993-S2
1993-S20
1993-S21
1993-S22
1993-S23
1993-S24
1993-S25
1993-S26
1993-S27
1993-S28
1993-S29
1993-S3
1993-S30
1993-S31
1993-S32
1993-S33
1993-S34
1993-S35
1993-S36
1993-S37
1993-S38
1993-S39
1993-S40
1993-S41
1993-S42
1993-S43
1993-S44
1993-S45
1993-S46
1993-S47
1993-S48
1993-S49
1993-S6
1993-S7
1993-S8
1993-S9
1993-WH10
1993-WH13
1993-WH13A
1993-WH15A-K
1993-WH2
1993-WH4A-C
1993-WH8

1994 Series

1994-MZ1
1994-S1
1994-S10
1994-S11
1994-S12
1994-S13
1994-S14
1994-S15
1994-S16 I-III
1994-S17
1994-S18
1994-S19
1994-S2
1994-S20
1994-S3
1994-S5
1994-S6
1994-S7
1994-S8
1994-S9
1994-WH1
1994-WH10
1994-WH11A-B  1994-WH12  1994-WH14  1994-WH15  1994-WH16 A-D 1994-WH18  1994-WH2
1994-WH20 1994-WH21A-B 1994-WH22 1994-WH23 1994-WH4A-F 1994-WH5 1994-WH8

1995 Series

1995-1
1995-2
1995-3
1995-HWH1
1995-HWH2
1995-HWH3
1995-HWH4
1995-HWH5
1995-J1
1995-J2
1995-J3
1995-J4
1995-K1
1995-KS3 I-II
1995-KS4
1995-Q1
1995-QS1
1995-R20
1995-R5
1995-S1
1995-S10
1995-S11
1995-S12
1995-S13
1995-S14
1995-S15
1995-S16
1995-S17
1995-S18
1995-S19
1995-S2
1995-S21
1995-S3
1995-S4
1995-S6
1995-S7
1995-S8
1995-S9
1995-WH1
1995-WH10
1995-WH11
1995-WH12
1995-WH13
1995-WH14
1995-WH15
1995-WH16
1995-WH17
1995-WH18
1995-WH19
1995-WH2
1995-WH22A
1995-WH3
1995-WH4
1995-WH5
1995-WH8
1995-WH9

1996 Series

1996-HS1
1996-HS2
1996-HS3
1996-KS2
1996-KS3
1996-KS4 I-II
1996-KS5
1996-QS1 I-II
1996-QS2
1996-QS3 I-II
1996-QS4 I-II
1996-QS5 I-II
1996-QS6
1996-QS7 I-II
1996-QS8
1996-S1
1996-S10
1996-S11
1996-S12
1996-S13
1996-S14
1996-S14
1996-S15
1996-S16
1996-S17
1996-S18
1996-S19
1996-S2
1996-S20
1996-S21
1996-S22
1996-S23
1996-S24
1996-S25
1996-S3
1996-S4
1996-S5
1996-S6
1996-S7
1996-S8
1996-S9
1996-WH10
1996-WH11
1996-WH12
1996-WH14
1996-WH15A-C
1996-WH16
1996-WH18 I-II
1996-WH19
1996-WH1A
1996-WH3
1996-WH4
1996-WH4C
1996-WH4D
1996-WH4E
1996-WH4G II
1996-WH4H I-II
1996-WH4I I-II
1996-WH4J I-II
1996-WH5
1996-WH7

1997 Series

1997-HI1
1997-HI3
1997-HS2
1997-HS5
1997-KS1 I-II 1997-KS2 I-II 1997-KS3 I-III 1997-KS4  I-III  1997-NPC1  1997-NWH2
1997-NWH3   1997-NWH4   1997-NWH5  1997-NWH6  1997-NWH6  B  1997-NWH7  1997-NWH8
1997-NWH9  1997-NWM1  1997-QPCR1 I-II  1997-QPCR2  II-IIII  1997-QPCR3  1997-QS1
1997-QS10 1997-QS11 1997-QS12 1997-QS13 1997-QS2 1997-QS3 1997-QS4 1997-QS5
1997-QS6
1997-QS7
1997-QS8
1997-QS9
1997-QWH1
1997-S1
1997-S10
1997-S11
1997-S12
1997-S13
1997-S14
1997-S15
1997-S16
1997-S17
1997-S18
1997-S19
1997-S2
1997-S20
1997-S21
1997-S3
1997-S4
1997-S5
1997-S6
1997-S7
1997-S8
1997-S9
1997-WH10
1997-WH11
1997-WH14A-B  1997-WH15  1997-WH16  1997-WH1B I-II 1997-WH1C I-II 1997-WH1D I-II
1997-WH1EI-II 1997-WH1F I-III 1997-WH1G I-III 1997-WH1H I-III 1997-WH1I I-III
1997-WH1J II-III
1997-WH1K I-II
1997-WH4
1997-WH5
1997-WH6
1997-WH7
1997-WH8 I
1997-WH9

1998 Series

1998-1
1998-A I-II 1998-B  1998-HI2  1998-HI4  1998-HS1  1998-HS3  1998-HWH2  1998-HWH3
1998-HWH4  1998-HWH5  1998-HWH6 1998-HWH7 1998-KS1 I-III 1998-KS2 I-III 1998-KS3
I-II 1998-KS4 I-III 1998-NS1 1998-NS2 1998-NWH2 1998-NWH4 1998-NWH8 A-B 1998-QS1
1998-QS10  1998-QS11  1998-QS12 I-II  1998-QS13  I-II  1998-QS14  1998-QS15 I-II
1998-QS16
1998-QS17 I-III
1998-QS2
1998-QS3 I-II
1998-QS4 I-II
1998-QS5
1998-QS6 I-II
1998-QS7 I-II
1998-QS8 I-II
1998-QS9
1998-QWH1
1998-QWH2 I-IIII
1998-RS1
1998-S1
1998-S10
1998-S12
1998-S13
1998-S14
1998-S15
1998-S16
1998-S17
1998-S18
1998-S19
1998-S2
1998-S20
1998-S21
1998-S22
1998-S23
1998-S24
1998-S25
1998-S26
1998-S27
1998-S28
1998-S29
1998-S3
1998-S30
1998-S31
1998-S4
1998-S5
1998-S6
1998-S7
1998-S8
1998-S9  A-B  1998-WH1 C 1998-WH1 D  1998-WH1 E  1998-WH10  1998-WH11  1998-WH12
1998-WH13 1998-WH14 1998-WH15 A-B 1998-WH1A-B 1998-WH3 1998-WH4 1998-WH5GR1
1998-WH5GR2
1998-WH6 A-C
1998-WH7 A
1998-WH8
1998-WH9 I-II

1999 Series

1999-A
1999-HI1
1999-HI4
1999-HI6
1999-HI8
1999-HS2
1999-HS3
1999-HS5
1999-HS7
1999-HWH1
1999-HWH2
1999-HWH3
1999-HWH4
1999-HWH5
1999-HWH6
1999-KS1 I-II 1999-KS2 I-III  1999-KS3  I-III 1999-KS4 I-II 1999-NWH1  1999-NWH2
1999-NWH3   1999-NWH4  A-C  1999-NWH5  A-B  1999-QS1  1999-QS10  1999-QS11  I-II
1999-QS12 I-II 1999-QS13 I-II 1999-QS14  1999-QS15  1999-QS2  1999-QS3  1999-QS4
1999-QS5 I-II 1999-QS6 I-II 1999-QS7
1999-QS8
1999-QS9
1999-QWH1 I-II
1999-QWH2
1999-QWH3
1999-RS1 I-II  1999-RS2 I-II 1999-RS3 I-II 1999-RS4 I-II 1999-RS5  I-III 1999-S1
1999-S10  1999-S11  1999-S12  1999-S13  1999-S14 I-II 1999-S15 1999-S16 1999-S17
1999-S18  1999-S19 1999-S2 1999-S20 1999-S21 1999-S22 1999-S23 1999-S24 1999-S25
1999-S3 1999-S4 1999-S5  1999-S6  1999-S7  1999-S8  1999-S9  1999-WH1  1999-WH10
1999-WH11  1999-WH12  1999-WH13  1999-WH14 1999-WH15 1999-WH17 A-C 1999-WH18 A-C
1999-WH2 1999-WH3 I-II
1999-WH4
1999-WH5
1999-WH7
1999-WH8
1999-WH9

2000 Series

2000-HI1
2000-HI2
2000-HI3
2000-HI4
2000-HL1
2000-HS1
2000-HWH1
2000-HWH2
2000-HWH3
2000-HWH4
2000-HWH5
2000-HWH6
2000-HWH7
2000-HWH8
2000-KS1 I-II
2000-KS2 I-II
2000-KS3 I-II
2000-NWH1
2000-QS1 I-II
2000-QS2
2000-QS3
2000-QS4 I-II
2000-QS5
2000-QS6
2000-QS7
2000-QS8
2000-QS9
2000-QWH1
2000-QWH2
2000-RS1 I-II
2000-RS2 I-II
2000-RZ1
2000-S1
2000-S10
2000-S2
2000-S3
2000-S4
2000-S5
2000-S6
2000-S7
2000-S8
2000-S9
2000-WH1
2000-WH2 I-II
2000-WH3
2000-WH4
2000-WH5 A-B
2000-WH6
2000-WH7
2000-WH8 A-C
2000-WH9 A-D

Residential Funding Corporation
Serviced Series with Initial Cutoff Date Prior to September 30, 2000

December 31, 2000                                          Exhibit II


Loans serviced for others


Liberty Lending Services, Inc.
Pool 5900

TeleBank
Pool 5901